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                                   EXHIBIT 10.6

               NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN
                              FOR ROBERT H. HALLECK































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                     MARYLAND FEDERAL BANCORP, INC.
          NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN
                        FOR ROBERT H. HALLECK


    THIS NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN ("Plan") is made this 16th day of May, 1996, by and between MARYLAND FEDERAL BANCORP, INC. ("Corporation") and ROBERT H. HALLECK ("Employee").

                      Introductory Statement:

    WHEREAS, as a result of a reduction in the amount of compensation that may be taken into account in determining contributions to qualified retirement plans, the benefits that Employee will, upon retirement, be entitled to received pursuant to the Maryland Federal Savings and Loan Association Retirement Plan ("Qualified Plan") will be significantly less than the benefits he would have received absent such reduction, and the amount which the Corporation is required to contributed to the Qualified Plan for each of the remaining years prior to Employee's retirement will be significantly reduced; and

    WHEREAS, Corporation wishes to restore Employee's retirement benefits to approximate the amounts to which he was entitled prior to such reduction through provision of deferred compensation ("Deferred Compensation"), the receipt of which shall be in accordance with the terms of this Plan; and

    WHEREAS, the Corporation desires to establish a trust ("Trust") and to transfer to the Trust assets which shall be held herein for the benefit of the Employee; and


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    WHEREAS, it is the intention of the Corporation to make contributions to the Trust in such amounts as the Employee shall determine in accordance with the procedures set forth herein.

    NOW, THEREFORE, in consideration of the Introductory Statement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1.  ACCRUAL OF DEFERRED COMPENSATION.

        a. During each year of Employee's employment with the Corporation, commencing with the year ending December 31, 1996 and continuing until Employee's retirement or other termination of Employment, Employee shall accrue deferred compensation, which deferred compensation shall be paid in accordance with the terms hereof.

        b. Amounts accrued each year shall be contributed by the Corporation to a trust established by the Corporation in the form attached hereto as Exhibit "A" ("Trust"). The sum of Sixty Five Thousand Dollars ($65,000) shall be contributed to such Trust upon final ratification of this Plan by the Board of Directors. In addition, the Corporation shall contribute to the Trust the sum of Sixty Five Thousand Dollars ($65,000) effective December 31, 1996 and each December 31 thereafter for so long as Employee continues to serve as a full time employee of the Corporation. In the event does not provide a minimum of One Thousand (1,000) hours of service to the Corporation for any calendar year, the Corporation shall

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have no obligation to make any contribution to the Trust with respect to
Employee for such year.

        c. All amounts set aside for the benefit of Employee hereunder shall remain the property of the Corporation, and shall be invested and reinvested as determined by the Corporation.

        d. Employee agrees on behalf of himself, his heirs, successors, assigns and designated beneficiaries, to assume all risk in connection with the increase or decrease in the value of all funds invested hereunder.

        e. Title to and beneficial ownership of the amounts set aside for deferred compensation shall remain in the Corporation and the Employee and his designated beneficiary shall not have any property interest whatsoever in the assets of the Corporation.

    2. PAYMENT OF DEFERRED COMPENSATION. The Deferred Compensation accrued and set aside hereunder shall be paid to Employee as follows:

       a. Payment upon Retirement. Beginning on the first business day of the first month after termination of Employee's employment with the Corporation after attaining age 65, the Corporation shall pay the amount held in the Deferred Compensation Reserve to Employee, in fifteen (15) annual installments. Each installment shall equal the amount then held in the Deferred Compensation Reserve, divided by the number of years of payment remaining pursuant to this Plan.

    For example, if the amount of the Deferred Compensation Reserve immediately before the first installment is to be paid to


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Employee is $450,000, the first installment would be $30,000 ($450,000/15).
If the amount in such Reserve appreciated to $462,000 immediately prior to the second installment, such second installment would be $33,000.

       b. Payments upon Death of Employee After Commencement of Deferred Compensation Payout. Upon the death of Employee after Deferred Compensation has begun being paid, the unpaid installments shall continue to be paid to the Beneficiary under the same schedule and in the same manner as set forth in paragraph 2.a above.

       c. Payments upon Death or Total Disability of Employee Prior to Commencement of Deferred Compensation Payout. Upon the death or Total Disability of Employee prior to the commencement of payments of Deferred Compensation, the Corporation shall commence payments of Deferred Compensation one (1) month after the date of death or determination of Total Disability, and shall continue to make such payments to the Beneficiary over a period of 15 years under the same schedule and in the same manner as set forth in paragraph 2.a above.

    Employee shall be deemed to be totally disabled if (1) he receives benefit payments from the disability insurance policy carried for his benefit by the Corporation and such payments have continued for a period of twelve
(12) months, which period shall be deemed to include any waiting period under such policy, or (2) he is, because of a medically determinable disease, injury or other mental or physical disability, unable to perform substantially all


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of his regular duties to the Corporation (or such other entity to which
Employee was working on a full time basis after termination of his employment with the Corporation for any reason) on a substantially full-time basis, such disability has continued after Employee has used all of his sick leave and for a period of at least ninety (90) days thereafter.

    3. DESIGNATION OF BENEFICIARY. Employee shall have the right to designate the Beneficiary to receive payments hereunder upon his death, by a instrument executed by Employee in the form attached hereto as Exhibit B. Employee shall have the right to name more than one Beneficiary, and in which event shall designate the proportions or amounts payable to each of them, and the right to name additional contingent Beneficiaries to take in the event of the death of the Beneficiary initially named. Employee may revoke or amend the designation of Beneficially from time to time without the consent of any other party. In the event that no Beneficiary has been named or is then living, any benefits otherwise payable to a Beneficiary shall be paid to the Employee's estate.

    4.  MISCELLANEOUS.

       a. Nothing contained herein shall be construed as conferring upon the Employee the right of continued employment with the Corporation in any capacity whatsoever.

       b. This Agreement shall be binding upon and inure to the benefit of the Corporation, it successors and assigns, and the Employee and his heirs, executors, administers and legal representatives.


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       c. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements and understandings between the parties with respect to such subject matter. This Agreement may be amended or modified only by an instrument in writing signed by both parties.

       d. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

    IN WITNESS WHEREOF, the Corporation and the Employee have executed this Agreement as of the date first above written.

ATTEST:                                     MARYLAND FEDERAL BANCORP, INC.


By: /s/ Sarah M. Costlow                    By: /s/ Richard B. Bland
    ---------------------------                 -------------------------
    Secretary                                   Chairman


WITNESS:                                    EMPLOYEE:


/s/ Sarah M. Costlow                        /s/ Robert H. Halleck
-------------------------------             -----------------------------
                                            ROBERT H. HALLECK


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